    As filed with the Securities and Exchange Commission August 13, 2009

Registration No.xxx-xxxxxx

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iBOS Inc.

Delaware	7374	80-0372385
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number.)

4879 E. La Palma Ave., Suite 201 Anaheim, CA 92807 (714) 292-1070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ravi Sharma 4879 E. La Palma Ave., Suite 201 Anaheim, CA 92807 (714) 292-1070
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of all communication to: Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, New York 10607 Telephone (914) 674-4373 Fax (914) 693-2963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this prospectus

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐

Accelerated Filer   ☐

Non-accelerated Filer ☐

Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $.0001 per share (1)	1,420,000	$0.10	$142,000	$7.92

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,

DATED AUGUST 13, 2009

iBOS INC.

Up to 1,420,000 Shares of Common Stock

Offering Price: $0.10 per share

As of August 13, 2009, we had 9,520,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,420,000 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have contacted Glendale Securities, Inc. (“Glendale”) to apply to have our common stock quoted on the Over the Counter Bulletin Board maintained by the Financial Regulatory Authority (“FINRA”) ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, they may not be successful in such efforts, and our common stock may never trade in any market.  We do not have a written agreement with Glendale Securities, Inc. regarding an application to FINRA.

Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2009.

SUMMARY OF OUR OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

OUR BUSINESS

iBOS Inc. (“iBOS”, “we”, “us” or the “Company”) was initially formed as a California Corporation in April 2006 and became a Delaware Corporation in March 2009.

We offer a web-based comprehensive selection of electronic medical claims processing and collection solutions to the healthcare provider industry. Our services can help doctors, clinics, surgical or hospital based practices, and other healthcare providers and their vendors significantly improve daily insurance claims transaction administration and management as follows:

•	Increase office efficiencies and lower collection costs;

•	Reduce administrative workload;

•	Improve claims accuracy before submission to, and increase acceptance by, third party payers;

•	Reduce payment cycle time;

•	Improve cash flow management;

•	Increase revenue control;

•	Improve information management, financial security and provider regulatory compliance;

•	‘‘End-to-end’’ solution for claims management; and

•	Fully automate the revenue process by the use of electronic claims and remittance advice, and payment reconciliation

iBOS has been in operations since April 2006.  Since our inception, the appropriate people, repeatable business processes, and technology have been put in place with a goal to ensure financial stability and earnings growth.  Our mission is to provide best-of-industry electronic indexing of paper medical records into a purchased EHR (Electronic health record) product for medical groups and hospitals.  When a medical group and/or hospital purchases the EHR product all of its’ present and future medical information is added to the patient health record within our system to streamline patient care, reduce costs and decrease errors in prescriptions given.  Standard practice requires that medical groups and/or hospitals update and retain these electronic charts and records going back 5-7 years depending on the age and medical history of the patient.

The Offering

Securities being offered:	Up to 1,420,000 shares of common stock, par value $0.0001 by selling stockholders.
Offering price per share:	$0.10.
Offering period:	The shares will be offered on a time to time basis by the selling stockholders.
Net proceeds:	We will not receive any proceeds from the sale of the shares.
Use of proceeds:	We will not receive any proceeds from the sale of the shares.
Number of Shares of Common Stock Authorized and Outstanding:	9,520,000 shares of common stock issued and outstanding, 100,000,000 shares of common stock authorized. 5,000,000 shares of blank check preferred stock authorized – none issued.

There is no trading market for our shares. We have contacted Glendale Securities, Inc., a broker-dealer, to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Selected Financial Information

	March 31, 2009	March 31, 2008
BALANCE SHEET DATA:
Current Assets:	$76,415	$39,690
Total Assets:	$76,415	$39,690
Total Liabilities:	$70,010	$26,165
Stockholders’ Equity:	$6,405	$13,525

STATEMENTS OF OPERATIONS DATA:	For the Fiscal Year ended March 31, 2009	For the Fiscal Year ended March 31, 2008
Net Revenue:	$241,212	$141,780
Cost of Services:	$228,916	$137,844
Gross Profit:	$12,296	$3,936
Operating Expenses:	$23,416	$3,979
Net (Loss):	$(11,120)	$(843)

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this Registration Statement.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition. Additional risks and uncertainties not presently known to us that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We have a very limited operating history, making it difficult to accurately forecast our revenues and appropriately plan our expenses.

We began operations as iBOS Inc. in April 2006. From our inception, iBOS has incurred net losses.  We incurred losses of ($11,120) for the year ended March 31, 2009 and ($843) for the year ended March 31, 2008.

Because we have had a limited operating history, it is difficult to accurately forecast our revenues and expenses. Additionally, our operations will continue to be subject to risks inherent in the establishment of a developing new business, including, among other things, efficiently deploying our capital, developing our product and services offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products. Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other services, overall demand for our products, market competition and government regulation. As with any investment in a company with a limited operating history, ownership of our securities may involve a high degree of risk and is not recommended if an investor cannot reasonably bear the risk of a total loss of his or her investment.

If we do not receive additional funding to expand operations the value of our stock could be adversely affected.

As of August 13, 2009, we had cash of approximately $27,500.  We estimate that such cash reserves are not sufficient to fund our daily operations. To fund our daily operations we must raise additional capital.  No assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding we may be required to scale back current operations.

Competition from providers of similar products and services could adversely affect our revenues and financial condition.

We compete in a rapidly evolving, highly competitive and fragmented market. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the medical transactions processing, billing and payment industry include effective marketing and sales, brand recognition, product quality, ease of product use, niche marketing and segmentation and value propositions. Competitive factors also include the features, functionality and cost of product and services. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services on more attractive terms or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing. We may also have to rely on strategic relationships for critical branding and relationship leverage, which relationships may or may not be available or sufficient. We cannot assure that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in fee reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors will result in less revenue and have a material adverse effect on our business, operating results and financial condition.

If our technology is not operational and usable it could adversely affect our business.

The Company relies almost exclusively on the technology of third parties. We believe that we cannot operate as a stand-alone business without the operations and usability of third party software. As a result, the success of our business is materially and substantially dependent on third party software (and the availability, operability and use of such technology in whole or in part). If the technology is not usable, we will be unable to operate.

Our products and services were designed and built using certain key technologies and licenses from a limited number of suppliers. We will depend on these other companies for software updates, technical support and possibly for system management or for new product development. Although we believe there might be alternative suppliers for some or all of these technologies, it would take a significant period of time and money to establish relationships with alternative suppliers and substitute their technologies for technologies currently being used. The loss of any of our relationships with these suppliers could result in system shut downs and/or the inability to offer services, which could result in a material adverse effect on our business, operating results and financial condition.

If our systems fail, it could interrupt operations and could adversely impact us.

Our operations are dependent upon our ability to support our complex network infrastructure and avoid damage from fires, earthquakes, floods, hurricanes, power losses, war, terrorist attacks, telecommunications failures and similar natural or manmade events. The occurrence of a natural disaster, intentional or unintentional human error or action, or other unanticipated problem could cause interruptions in the services that we provide. Additionally, the failure of our third-party backbone providers to provide the data communications capacity that we require, as a result of natural disaster, operational disruption or any other reason could cause interruptions in the services that we provide. Any damage or failure that causes interruptions in our operations could result in loss of revenues from clients, loss of clients, monetary damage, or increased costs of operations, any or all of which could have a material adverse effect on our business, operating results and financial condition.

If we are unable to retain key personnel it will have an adverse effect on our business. We do not maintain ‘‘key man’’ life insurance policies on our key personnel.

Our operations have been and will continue be dependent on the efforts of Mr. Deepak Dandappanavar, our President and Chief Executive Officer, Mr. Ravi Sharma, our Chief Financial Officer and Corporate Secretary and Mr. James Villalobos, our Vice President of Sales and Marketing. The development of improvements to our products and services, as well as the development of new products is dependent on retaining the services of certain technical personnel who were involved in the development of the Company’s products and services. The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our products and services and the technology and programming employed as part of our products and services, or an inability to attract and retain sufficient numbers of other qualified management personnel would adversely affect our business, products and services and could have a material adverse effect on our business, operating results and financial condition.

We do not have ‘‘key man’’ life insurance policies for Mr. Dandappanavar, Mr. Sharma or Mr. Villalobos. Even if we were to obtain ‘‘key man’’ insurance for Mr. Dandappanavar, Mr. Sharma or Mr. Villalobos of which there can be no assurance, the amount of such policies may not be sufficient to cover losses experienced by us as a result of the loss of Mr. Dandappanavar, Mr. Sharma or Mr. Villalobos.

Our management serves us on a part time basis and conflicts may arise.

Mr. Dandappanavar, Mr. Sharma and Mr. Villalobos devote a portion of their working time on our operations. Since they also work for other companies in which management has significant ownership, it is inevitable that conflicts will arise in their allocation of time and effort. While they will each seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel.

If we fail to attract skilled personnel it could adversely affect our business.

Our future success depends, in large part, on our ability to attract and retain highly skilled personnel. If we are unable to attract or retain qualified personnel in the future or there are any delays in hiring required personnel, particularly technical, sales, marketing and financial personnel, it could have a material adverse affect our business, operating results and financial condition.

We will need to expand our sales operations and marketing operations in order to increase market awareness of our products and generate revenues. New sales personnel and marketing personnel will require training and it will take time to achieve full productivity. Competition for such personnel is intense. We cannot be certain that we will successfully attract and retain additional qualified personnel.

We are subject to substantial government regulation which may adversely affect the way we conduct our business and the costs of conducting our business.

The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level and to change healthcare financing and reimbursement systems, such as the Balanced Budget Act of 1997 and the Medicare Modernization Act of 2003. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate. Current or future government regulations or healthcare reform measures may affect our business. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services.

Our medical billing and collection activities are governed by numerous federal and state civil and criminal laws. Federal and state regulators use these laws to investigate healthcare providers and companies that provide lending, billing and collection services. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed, false claims actions may have to be defended, private payers may file claims against us, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Some of these laws may carry strict liability provisions that impose responsibilities and liabilities on us without any wrongdoing or negligence on our part.

We may become the subject of false claims litigation or additional investigations relating to our lending, billing and collection activities, even when simply passing on claims originating from and edited by third parties for content. Any such proceeding or investigation could have a material adverse effect on our business, operating results and financial condition.

Under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, final rules were published regarding standards for electronic transactions as well as standards for privacy and security of individually identifiable health information. The HIPAA rules set new or higher standards for the healthcare industry in handling healthcare transactions and information, with penalties for noncompliance. We have incurred and we will continue to incur costs to comply with these rules. Compliance with these rules may prove to be more costly than we currently anticipate. Failure to comply with such rules may have a material adverse effect on our business and may subject us to civil and criminal penalties as well as loss of customers.

We will rely upon third parties to provide data elements to process electronic medical claims in a HIPAA compliant format. While we believe we will be fully and properly prepared to process electronic medical claims in a HIPAA-compliant format, there can be no assurance that third parties, including healthcare providers and payers, will likewise be prepared to supply all the data elements required to process electronic medical claims and make electronic remittance under HIPAA's standards. We have made and expect to continue to make investments in product enhancements to support customer operations that are regulated by HIPAA. Responding to HIPAA's impact may require us to make investments in new products or charge higher prices.

HIPAA, in part, governs the collection, use, storage and disclosure of health information for the purpose of safeguarding the privacy and security of such information. Persons who believe health information has been misused or disclosed improperly may file complaints against offending parties, which may lead to investigation and potential civil and criminal penalties from Federal or state governments.

The passage of HIPAA is part of a wider healthcare reform initiative. We expect that the debate on healthcare reform will continue. We also expect that the federal government as well as state governments will pass laws and issue regulations addressing healthcare issues and reimbursement of healthcare providers. We cannot predict whether the governmental-bodies regulators will enact new legislation and regulations, and, if enacted, whether such new developments will have an adverse affect on our business, operating results or financial condition.

In addition, recent proposed legislation being considered by the United States Congress, if enacted, may place substantial burdens upon us and require that we invest in additional software and equipment.

Many healthcare providers who are potential clients may have existing systems that do not generate electronic files in a HIPAA-compliant format, which will limit the amount of services we can provide to and the amount of revenues that can be generated from such healthcare providers.

Many healthcare providers have practice management systems that do not have electronic interfaces which produce a HIPAA compliant form. If the interface doesn't exist, they must purchase a new system from a third party, which may be expensive and not a desirable business proposition for such healthcare providers. If claims cannot be submitted electronically, the claims data must be manually entered into our system, which can be time consuming and duplicative of work already done by a healthcare provider. Manually entering the data also subjects claims to greater risk of human error in the data entry process. While we believe we can provide solutions to healthcare providers to enable them to establish electronic interfaces to submit claims electronically in a HIPAA compliant manner, there can be no assurance healthcare providers will be willing to implement the solutions that we propose. If healthcare providers can not supply electronic medical claims and such claims are processed manually rather than electronically, services that we can provide will be greatly limited and our ability to generate revenues from such providers will be curtailed which could result in a material adverse affect on our business, operating results or financial condition.

We may make errors in processing information provided by our clients and, as a result, we may suffer losses.

We will receive detailed information provided by clients. Even if clients provide full and accurate disclosure of all material information to be submitted as part of a claim for payment, such information may be misinterpreted or incorrectly analyzed. Mistakes by our systems or personnel may cause us to incur liability to our clients in connection with such mistakes.

Solutions and services that we offer may subject us to product liability claims.

Solutions that we sell may fail to perform in a variety of ways, and services that we provide may not meet customer expectations, or which faces frequent internet service interruptions, which take it off-line. Such problems would seriously harm our credibility, market acceptance of our products and the value of our brands. In addition, such problems may result in liability for damages arising out of service interruption. The occurrence of some of these types of problems may seriously harm our business, operating results and financial condition.

Our systems are subject to certain security risks which can adversely affect our operations.

Despite the implementation of security measures, our systems may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Companies have experienced, and may experience, interruptions in service as a result of the accidental or intentional actions of internet users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of customers’ and our confidential information stored in our computer systems, which may result in liability to customers and also may deter potential customers from using our products and services. Although we intend to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures that we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers, such interruptions, delays or cessation of services may result in a loss of customers or subject us to potential liability for actions out of such interruptions, delays or cessation of services.

We intend to become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our  registration  statement  of which  this prospectus is a art,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, our incurring these costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008 we will be required, beginning with our fiscal year ending March 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ending March 31, 2010. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Our officers have no experience in managing a public company.

Our officers have no previous experience in managing a public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our officers do not have employment agreements with us and could cease working for us at any time causing us to cease our operations.

Our officers do not have employment agreements with us.  In the absence of employment agreements with a restrictive covenant on the part of the employee, any of our officers could leave us at any time or commence working for a competitive company.  Furthermore, California law, under which we operate, may cast substantial doubt on the enforceability of any restrictive covenant that we may obtain from our officers in the future.  Accordingly, the continued services of our officers cannot be assured. If any of our officers were to cease working for us, we may have to cease operations.

Dependence on Key Customers

One (1) customer accounted for 100% and 100% of total sales for the fiscal years ended March 31, 2009 and 2008, respectively.  A reduction in sales from or loss of this customer would have a material adverse effect on the Company’s results of operations and financial condition.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have requested that Spartan Securities Group Ltd.  file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker will actually file the application or if that application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our Board of Directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares.

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

We anticipate our stock being quoted on the OTCBB which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of their stock.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock.

We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Dilution

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders who may offer their shares at a fixed price of $0.10 per share until our common shares are quoted on the Over-The-Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this Prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,420,000 of our 9,520,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From March 2009 through July 2009, 9,520,000 shares of common stock were issued to 36 individuals:

On March 7, 2009, 9,000,000 shares were issued to our CEO, CFO and VP of Sales and Marketing, in exchange for all of their ownership interests in iBOS, Inc, a California corporation which became our wholly owned subsidiary.

On March 8, 2009, we issued 200,000 shares to our counsel Frank J. Hariton as a founder.

During July 2009 an additional 320,000 shares were issued to 32 additional shareholders for $32,000 in cash or $0.10 per share. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he/she was acquiring the shares for his/her own account and for investment. A copy of such subscription agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of August 13, 2009, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITYHOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING

Deepak Dandappanavar President and CEO	3,000,000	31.51%	300,000	2,700,000	28.36%
Ravi Sharma CFO and Secretary	3,000,000	31.51%	300,000	2,700,000	28.36%
James Villalobos VP Sales and Marketing	3,000,000	31.51%	300,000	2,700,000	28.36%
Frank J. Hariton	200,000	2.1%	200,000	0	0%
Mansi Mehta	10,000	*	10,000	0	0%
Dipti Chaudhari	10,000	*	10,000	0	0%
Komal Chaudhari	10,000	*	10,000	0	0%
Naimesh Chaudhari	10,000	*	10,000	0	0%
Inder Sharma (3)	10,000	*	10,000	0	0%
Nicole Sharma	10,000	*	10,000	0	0%
Rama Sharma (4)	10,000	*	10,000	0	0%
Pritesh Kothary	10,000	*	10,000	0	0%
Amit Verma	10,000	*	10,000	0	0%
Kinnari Bhavsar (1)	10,000	*	10,000	0	0%
Vipul Bhavsar (2)	10,000	*	10,000	0	0%
Shanta Dandappanavar (5)	10,000	*	10,000	0	0%
Akash Dandappanavar	10,000	*	10,000	0	0%
Arvin Taneja	10,000	*	10,000	0	0%
Sachin Taneja	10,000	*	10,000	0	0%
Michael Hamilton	10,000	*	10,000	0	0%
Andrew Nash	10,000	*	10,000	0	0%
Pamela Nash	10,000	*	10,000	0	0%
Jonathan Alcabes	10,000	*	10,000	0	0%
Jermichael Webster	10,000	*	10,000	0	0%
Sarah Villalobos	10,000	*	10,000	0	0%
Caryle Jones (6)	10,000	*	10,000	0	0%
John Jones (7)	10,000	*	10,000	0	0%
Anthony Gonzalez	10,000	*	10,000	0	0%
Jason Altunian	10,000	*	10,000	0	0%

Eleanor Altunian (8)	10,000	*	10,000	0	0%
Louise Rodriguez	10,000	*	10,000	0	0%
Carolyn Peterson	10,000	*	10,000	0	0%
Cary Farrell	10,000	*	10,000	0	0%
Kerry Kreczmer	10,000	*	10,000	0	0%
Cameron Carty (9)	10,000	*	10,000	0	0%
Kelly Carty (10)	10,000	*	10,000	0	0%
Total	9,520,000	100.0%	1,420,000	8,100,000	85.1%

*Percentage is only indicated if greater than 1%

(1) Mr. Vipul Bhavar is deemed to benficially own 10,000 shares of common stock that are currently held in the name of his wife, Kinnari Bhavar.

(2) Mrs. Kinnari Bhavar is deemed to benifically own 10,000 shares of common stock that are currently held in the name of her husband, Vipul Bhavar.

(3) Mr. Inder Sharma is deemed to beneficially own 20,000 shares of common stock that are currently held in the names of his wife, Rama Sharma and his daughter, Nicole Sharma.

(4) Mrs. Rama Sharma is deemed to beneficially own 20,000 shares of common stock that are currently held in the name of her husband, Inder Sharma and her daughter, Nicole Sharma.

(5) Mrs. Shanta Dandappanavar is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of her son, Akash Dandappanavar.

(6) Mrs. Carlyle Jones is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of her husband, John Jones.

(7) Mr. John Jones is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of his wife, Carlyle Jones.

(8) Mrs. Elenor Altunian is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of her son, Jason Altunian.

(9) Mr. Cameron Carty is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of his wife, Carlyle Carty.

(10) Mrs. Kelly Carty is deemed to beneficially own 10,000 shares of common stock that are currently held in the name of her son, Cameron Carty.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

Mr. Deepak Dandappanavar, Mr. Ravi Sharma, and Mr. James Villalobos our officers and directors are Selling Stockholders and will be considered to be statutory underwriters for purposes of this offering and the other selling shareholders may be deemed underwriters. Mr. Deepak Dandappanavar’s, Mr. Ravi Sharma’s, and Mr. James Villalobos’ intentions are to remain with us regardless of whether they sell all or a substantial portion of their stockholdings in us. Mr. Deepak Dandappanavar, Mr. Ravi Sharma, and Mr. James Villalobos is nevertheless offering 10% of their shareholder interest, (300,000 shares out of their total holdings of 3,000,000 shares) in this offering (approximately 9.4% of all outstanding common shares) since otherwise sales by Mr. Deepak Dandappanavar, Mr. Ravi Sharma, and Mr. James Villalobos would be restricted to 1% (or approximately 288,000 shares) of all outstanding shares every three months in accordance with Rule 144. As officers/control persons of iBOS, Mr. Deepak Dandappanavar, Mr. Ravi Sharma, and Mr. James Villalobos may not avail themselves of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-The-Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. Our outstanding shares were issued at $0.10 per share in March 2009. Accordingly, in determining the offering price, we selected $0.10 per share, which was the highest and most recent price at which we have issued our shares.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above.

Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers-dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 8% on any sales made hereunder.

Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES – BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor's Corporate Manual or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

Our directors, officers and significant employees are as follows:

Name	Age	Position
Deepak Dandappanavar	35	Chairman, President and CEO
Ravi Sharma	25	CFO
James Villalobos	40	Director of Sales and Marketing

Business Experience

Deepak Dandappanavar, Chairman, President and CEO

Mr. Dandappanavar entered iBOS with 15 years of health care experience.   Prior to that, Mr. Dandappanavar was a product manager for the Global Marketing Group at St. Jude Medical where he managed the strategic marketing efforts and development of various cardiac medical devices.  Prior to that Mr. Dandappanavar held several positions with Boston Scientific CRM and Guidant Corporation with responsibilities for sales development and marketing of cardiac medical devices.  Mr. Dandappanavar has also held various positions at Merck pharmaceuticals coordinating market development and sales teams for new product launches.  Mr. Dandappanavar has a B.S. in Biology from University of California, Irvine, a Master of Public Health, Health Services Administration degree from San Diego State University, and an M.B.A from The Wharton School of Business.

Ravi Sharma, Chief Financial Officer:

Mr. Sharma entered iBOS with significant expertise in transactional and financial experience.  Prior to joining iBOS, Mr. Sharma had experience in many disparate arenas including, but not limited to: financial consulting, mergers and acquisitions, debt securitization, trading and due diligence.  Specifically, Mr. Sharma worked at institutions such as the Trust Company of the West, Union Bank of California, and Banc of America Securities (formerly, Countrywide Securities).  Graduating from the University of Southern California’s Marshall School of Business, Mr. Sharma’s emphasis focused on management and organization; he also received a minor from the School of International Relations to deal with the global needs of businesses today.  Finally, Mr. Sharma also started other ventures in the renewable energy sector to help large institutions, municipalities and agencies “go green”: environmentally sensitive solutions that also have a dramatic effect on increasing these entities’ bottom-line.

James Villalobos, Director of Sales and Marketing:

Mr. Villalobos entered iBOS with 21 years of experience within the health care industry.  Mr. Villalobos spent 4 years in the United States Navy from February 15th 1988, to March 15th 1992.  The 4 years of active duty included 8 months of service in the Persian Gulf War in Operation Desert Shield/Storm.  These duties included working at Naval Hospital Long Beach for 2 years, and then serving in the 3rd Marine Aircraft Wing Division in El Toro California his last two years.  From 1992 worked as a nurse assistant in various health care delivery settings, until 1997 graduating from the University of Southern California with a Bachelor’s Degree in Science and Nursing.  From 1997-1999 worked as a RN in various health care environments.  These nursing assignments included ER/Trauma, and the Cardiopulmonary floor at St. Mary Medical Center, Long Beach California.  In addition, Mr. Villalobos worked as a Home Health Nurse, and Inpatient Hospice nurse at Presbyterian Intercommunity Hospital, Whittier California.  In 1999 started working at Merck and Co Inc. in Pharmaceutical sales.  In 2004 moved into Merck Vaccines Biotech Division.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by: (i) the highest paid person who is our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options. A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Amount owned before the offering	Amount owned after the offering	Percent of Class After Offering
Deepak Dandappanavar	3,000,000 Shares	2,700,000 Shares	28.36%
Ravi Sharma	3,000,000 Shares	2,700,000 Shares	28.36%
James Villalobos	3,000,000 Shares	2,700,000 Shares	28.36%
All officers and directors as a group (three (3) persons)	9,000,000 Shares	8,100,000 Shares	85.1%

DESCRIPTION OF CAPITAL STOCK

Introduction

IBOS, Inc. was incorporated in April, 2006 as a California  corporation and was reincorporated in Delaware in March 2009 in a transaction in which the newly-formed corporation issued 9,000,000 shares of common stock in exchange for all of the outstanding shares of iBOS, Inc. iBOS is authorized to issue 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock

iBOS is authorized to issue 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or outstanding. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue up to 5,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

iBOS Inc. is authorized to issue 100,000,000 shares of common stock. There are 9,520,000 shares of our common stock issued and outstanding at August 13, 2009 which shares are held by 36 shareholders. The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “Plan of Distribution” and “Risk Factors” regarding negative implications of being classified as a "Penny Stock."

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ and we have no present plans for any such listing application, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of iBOS, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the Board of Directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

*	listed on a national securities exchange,

*	included in the national market system by the National Association of Securities Dealers, or

*	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer. Its telephone number is 727-289-0010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company records revenue, when persuasive evidence of an arrangement exists, the service is rendered, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED MARCH 31, 2009 AND 2008.

The following table sets forth for the periods indicated certain statement of earnings data as a percentage of operating revenue:

	For the Fiscal Year Ended March 31,
	2009	2008
NET REVENUES	$241,212	$141,780
COST OF SERVICES	$228,916	$137,844
GROSS PROFIT	$12,296	$3,936
OPERATING EXPENSES	$23,416	$3,979
NET (LOSS)	$(11,120)	$(843)

 Segment information

We report information about operating segments, as well as disclosures about our services, geographic areas and major customers. Operating segments are defined as revenue-producing components of the enterprise, which are generally used internally for evaluating segment performance.

Our revenue base is derived from providing a web based section of electronic medical claims processing. We have concluded that we have only one reportable segment.

CONTINUING OPERATIONS

Net Revenues

A summary of revenue generated for the fiscal years ending March 31, 2009 and 2008 is as follows:

	Fiscal Year Ended March 31,
	2009	2008
Net Revenue	$241,212	$141,780

Total revenue for the fiscal year ended March 31, 2009 was $241,212 compared to $141,780 for the year ended March 31, 2008. This represents an increase of $99,432 from that of the fiscal year ended March 31, 2008, or 70.1%. This increase reflects an increase in the number of pages processed and additional document management services provided to our sole customer.

Cost of Services

	Fiscal Year Ended March 31,
	2009	2008
Cost of Services	$228,916	$137,844
% of Revenue	94.9%	97.2%

Total cost of services for fiscal year ended March 31, 2009 was $228,916 compared to $137,844 for the fiscal year ended March 31, 2008. This represents an increase of $91,072 from that of the fiscal year ended March 31, 2008, or 66.1%. This increase reflects an increase in the number of pages and documents processed for our sole customer.

Gross Profit

	Fiscal Year Ended March 31,
	2009	2008
Gross Profit	$12,296	$3,936
% of Revenue	5.1%	2.8%

Gross profit increased by $8,360 for the fiscal year ended March 31, 2009 compared to the corresponding period in the prior year. The increase was primarily due to a greater amount of documents processed.

Operating Expenses

	Fiscal Year Ended March 31,
	2009	2008
Operating Expenses	$23,416	$3,979
% of Revenue	9.7%	2.8%

Operating Expenses increased period over period due to increasing costs to fulfill the increased level of services provided to our sole customer.  In addition, the company incurred additional costs related to it S-1 filing. Operating Expenses due to increased activity grew from $3,979 for the fiscal year ended March 31, 2008 to $23,416 for the fiscal year ended March 31, 2009. We incurred $19,700 in costs related to our S-1 filing in 2009.

Liquidity and Capital Resources

Since our inception, we have financed our operations through, loans and equity from our principal and funds generated by our business. From time to time, our major stockholders and chief executive officer advance funding to the Company for our working capital purpose. The advances from the major stockholders and chief executive officer bear no interest and have no formal repayment terms. However, our major stockholders and chief executive officer has no contractual obligations to fund our operations and there is no assurance can be given that future funding to be available through advances or loans from or the sale of equity to from our major stockholders and chief executive officer.  They have no contractual obligations to fund our operations. As of August 13, 2009, we had approximately $27,500 in cash. We believe that cash on hand may not be adequate to satisfy our ongoing working capital needs. During Fiscal Year 2009, our primary objectives in managing liquidity and cash flows will be to ensure financial flexibility to keep the Company operating and support growth.

Net Cash Provided by (Used in) Operating Activities. Net cash provided by operating activities amounted to $27,100 for the fiscal year ended March 31, 2009 compared to net cash used in operating activities of $(8,443) for the fiscal year ended March 31, 2008.  This change is primarily due to increases in accrued expenses, stock compensation and accounts payable and decreased by an increase in accounts receivable.  The Company accrued $19,700 in professional fees in connection with the filing of this registration statement.  On March 8, 2009, the Company issued 200,000 shares of its common stock to its SEC attorney as a founder.

Net Cash Used by Investing Activities.  None.

Net Cash Used by Financing Activities. Net cash used in financing activities was $(16,953) for the fiscal year ended March 31, 2009 compared to net cash received in financing activities of $8,214 for the fiscal year ended March 31, 2008. The change in financing activity is the result of the stockholders advancing funds to the company for the period ending March 31, 2008 and in the subsequent year the company paid down the stockholder advance.  In addition, the company paid a dividend to the stockholders on record during the year ended March 31, 2009.

Over the next twelve months we believe that our existing capital may not be sufficient to sustain our operations. Management plans to seek additional capital to fund operations, growth and expansion through additional equity, debt financing or credit facilities. We have had early stage discussions with investors about potential investment in our firm at a future date. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our shareholders.

Off Balance Sheet Arrangements

None

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations unless event planning rates could be increased correspondingly. However, the effect of inflation has been minimal over the past two years.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to successfully provide medical claims processing and collection solutions to the healthcare provider industry. Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition. Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, the factors discussed below.

OUR BUSINESS

 iBOS Inc. (“iBOS”, “we”, “us” or the “Company”) was initially formed as a California Corporation in April 2006 and became and Delaware Corporation in March 2009.

We offer a web-based comprehensive selection of electronic medical claims processing and collection solutions to the healthcare provider industry. Our services can help doctors, clinics, surgical or hospital based practices, and other healthcare providers and their vendors significantly improve daily insurance claims transaction administration and management as follows:

•	Increase office efficiencies and lower collection costs;

•	Reduce administrative workload;

•	Improve claims accuracy before submission to, and increase acceptance by, third party payers;

•	Reduce payment cycle time;

•	Improve cash flow management;

•	Increase revenue control;

•	Improve information management, financial security and provider regulatory compliance;

•	‘‘End-to-end’’ solution for claims management; and

•	Fully automate the revenue process by the use of electronic claims and remittance advice, and payment reconciliation

iBOS has been in operations since April, 2006.  Since our inception, the appropriate people, repeatable business processes, and technology have been put in place with a goal to ensure financial stability and earnings growth.  Our mission is to provide best-of-industry electronic indexing of paper medical records into a purchased EHR (Electronic health record) product for medical groups and hospitals.  When a medical group and/or hospital purchases the EHR product all of its’ present and future medical information is added to the patient health record within our system to streamline patient care, reduce costs and decrease errors in prescriptions given.  Standard practice requires that medical groups and/or hospitals update and retain these electronic charts and records going back 5-7 years depending on the age and medical history of the patient.

BUSINESS SERVICES

Our iBOS solutions and services improve a healthcare provider’s ability to process and manage claims and office workflow. The burden of medical records in a physician practice is extreme. Overcrowded offices lead to inaccessible charts; whether misplaced, lost, or in use by another staff member. Physician practices continue to seek a solution to reduce or eliminate the increasing volumes of paper within their organizations. The optimal product would eliminate the issues of overcrowded office space and storage facilities as well as the problems associated with paper medical records like lost or misplaced patient charts. Physicians demand a flexible, easy-to-use solution, yet one capable of standardization for consistency and compliance. In short, physician practices need a solution that increases staff efficiency, productivity, and patient satisfaction, all while reducing operational costs.  Following are the services provided by iBOS to meet these needs.

Billing Services

Our iBOS billing solution provides value added for improved efficiencies. As part of our solution, the billing platform offers collections and appeals services, as well as solutions for the collection of old existing medical claim submissions. Our billing solution is designed to operate in an integrated fashion with the other iBOS solutions and services. There are fewer manual and paper functions to be performed in the combined claims management processing/billing solutions process. This can reduce a healthcare provider’s claims related operations.

•

Billing: focused on managing and optimizing the revenue cycle for healthcare providers

•

Collections: specialized in collection of small balance accounts, managed care verification, payments and profit line analysis for hospitals

•

Accounting: seamless extension for accounting departments enabling operations to be more efficient

•

Consulting: information for best practices on a multitude of practice issues ranging from new practice start-ups to cost containment on overhead expenses

•

Record Management: Electronic Medical Record (“EMR”) Services to provide a paperless back-office

•

Document Indexing: electronic indexing of paper medical records to allow for easy access of patient information with a touch of a button

Consulting Services

Although we provide solutions that do not require our customers to purchase new hardware or software, healthcare providers can take advantage of customized and premium enhancements through our third party associates, including enhanced billing and collection services. Consulting services are also available to enhance healthcare provider practices or business operations.

Revenue Generation

Current Businesses

We expect to generate revenues derived from healthcare providers, as well as strategic associates. Examples include the following:

Subscription Fees:  Healthcare providers are typically charged a percentage of the value of every claim that we process for administration of claims, including claims remittances through various accounts, with a minimum monthly fee; occasionally, other payment arrangements are made.

Billing Solution Fees:  Providers are typically charged a percentage of the value of every claim that is collected by our service for collections, appeals and patient letter billing services; occasionally, other payment arrangements are made.

Support Fees:  Healthcare providers and financial institutions are typically charged a one-time setup and training fee.

Customization and Consulting Fees:  Clients will be charged for any non-standard client support, consulting and any customization, such as for electronic interfaces from the healthcare provider’s existing legacy management system to our systems.

Backscanning and Indexing Fees.  Clients are charged a per/page fee to scan paper medical records, and electronically index the documents into the appropriate sections of electronic health records.

MARKET FOR OUR SOLUTIONS AND SERVICES

Healthcare providers face serious challenges in processing claims submitted to third party payers, as well as in getting correct and prompt payment from payers. Claims must be prepared by gathering data from the front office to the back, with processing often occurring at different times and locations for each procedure. Many healthcare providers’ current billing systems require the performance of different steps by different third party sources. Claims can move among the healthcare provider’s internal staff, through a practice management system and across multiple offices, to billing, editing engines, clearinghouse, contract management, banking and other resources.

The need for security and privacy of patient information requires complex data management. Claims may be processed on the payer end through out-of-network claims administrators, re-pricing organizations, third party administrators, managed care organizations, independent physician associations, and preferred provider organizations. Further, healthcare providers face continuing pressure from payers to accept lower fees on changing definitions of covered claims, with variations in customary remittance values. At the same time, payers require precise documentation and justification for covered claims.

Claims may be rejected for a variety of reasons including medical necessity, eligibility, coding errors, tardiness, deductibles, referrals, pre-certifications and improper documentation. Lack of access to basic, but important, claim information and the lack of real-time data and feedback may waste office hours and affect reimbursement. Repetitive paperwork and phone conversations dealing with disputes, errors and rejections may be typical occurrences in the provider’s office. Additionally, the failure, or inability, to match claims against existing contracts, when added to these other factors, can make it extremely difficult to determine how much and when the healthcare provider will be paid.

Management of the status of claims and valuation, remittance and validation of proper payment and disbursement requires detailed real time information. If claims are not being compared to contracts in real time, and if robust tracking and auditing mechanisms are not in place, then the availability and transparency of data cannot be optimized. As a result, the healthcare provider’s financial managers may only estimate results, with varying degrees of volatility, cash flow predictability and accuracy. Moreover, they may miss, ignore or abandon incorrect or partial payments.

The challenges faced in connection with claims management can result in lost revenue, volatile and unsatisfactory cash flow, inaccurate reporting, inefficient management of operations and attendant increases in office workload, expenses and costs of borrowing. Healthcare providers have used a patchwork of internal and third party resources to address these problems. For example, billing and practice management systems attempt to address the claims processing market predominantly by selling proprietary hardware and software products (and maintenance and upgrades or customization), with various features and benefits. They may or may not generate Health Insurance Portability and Accountability Act of 1996 (‘‘HIPAA’’) compliant electronic forms from their systems, and if they do, such forms may be mapped and formatted in different ways, leading to potential errors and problems with acceptance and payment. Ultimately, they offer tools that require office staff and/or external resources to perform critical claims management functions.

Claims-related management challenges have also greatly impacted the borrowing abilities of healthcare providers. Healthcare providers typically borrow by factoring their receivables arising out of non-Medicare insurance claims, personally guarantying a loan with their own credit or taking an expensive asset-based loan against claims receivables at a significant discount with significant required reserves. Lenders typically have not been able to offer short term, revolving credit lines on receivables arising out of insurance claims, because of the existing difficulty in qualifying them as low risk, high quality, and commoditized collateral. Lenders remain concerned about safely and accurately assessing either the true value or the payment risk associated with any given claim or group of claims. Any solution to this problem is further complicated by the lender’s resistance to risking the purchase of an inadequate or expensive customized solution to serve this market.

We believe our integrated suite of solutions and services offer healthcare providers and their lenders comprehensive, cost efficient and superior claims processing and management solutions over the internet. Our system can become a healthcare provider’s single source platform for integrating claims management and funding functions. Our solutions and services quickly improve claims accuracy, valuation and remittance success, enable outsourced payer contract management, facilitate prompt financing of claims, and produce superior cash and information management. Our technology also offers benefits to small and medium healthcare provider practices with limited resources and staff, allowing them to perform or facilitate the performance of tasks and functions previously only available to much larger practices capable of purchasing more sophisticated and expensive tools and hiring more people to use them. It also allows many financial institutions to lend to healthcare providers on qualified receivables, at risk and cost factors not previously available. With our products and services, healthcare providers of a variety of specialties and sizes have the ability to leverage an ‘‘end-to-end’’ claims management solution.

By combining automated batched and real time functionality into a proprietary ‘‘end to end’’ claims management, we believe that our solutions and services offer superior value and competitive advantages, including the following:

•	Reduced Workload

•	‘‘Pay As You Go”

•	Increased Efficiency/Lower Costs

•	Superior Information Management

•	Web-based, User Friendly Technology

•	Integrated Functions

•	Features Appeal to Lenders

•	Contract management is critical to maximizing reimbursement

•	Superior Claims Engine

•	Module Independence

INDUSTRY ANALYSIS

Industry Size:

Healthcare has been called the single largest U.S. industry. According to the Centers for Medicare and Medicaid Services (CMS), it is expected to reach $3.0 trillion plus over the next three years. The National healthcare expenditure projections are produced annually by the Office of the Actuary at the CMS. They are based on historical national health expenditures and a model framework that incorporates actuarial, econometric and judgmental factors. National health expenditures are forecast to reach $3.3 trillion by 2012, growing at a mean annual rate of 7.3%. During this period, health spending is expected to grow 2.5% per year faster than nominal gross domestic product (GDP), so that by 2012 it will constitute approximately 18.8% of GDP compared to its 2000 level of 13.8%. (statistics available free of charge on the Centers for Medicare and Medicaid Services (CMS) website located at www.cmr.hhs.gov )

Market Needs

Technology has provided increased efficiency, especially in the delivery of healthcare. However, one of the most troubled areas is the medical claims billing, processing, and payment area. This segment continues to suffer errors and inefficiencies, as well as large amounts of paper transactions and piecemeal solutions, leaving a significant claims management burden in the provider’s back office.

Claims processing is a chief contributor, since the vast majority of claim transactions require a large amount of manual intervention. Healthcare is unlike many other businesses in that the value of the service is determined retrospectively. This negative aspect of the business becomes more evident and pronounced when coupled with Workers Compensation and Personal Injury medical services, which have additional administrative hurdles to overcome to receive payment. These facts, combined with a paper and manual work dependent system, result in significant inefficiencies in the claims filing, payment and reconciliation process. Our system can reduce these inefficiencies by automating and replacing many manual labor intensive paper-ridden processes with fully electronic processes, which increase the information available to manage and collect outstanding claims.

Payers realize the importance of moving claim transactions to electronic media through the internet. From the payers’ perspective, administrative costs could be substantially lowered if claims were submitted electronically and were accurate enough to be adjudicated by a computer system without any requirement for manual intervention and/or resubmission. Payers could also save administrative costs by implementing electronic payment systems, including electronic explanation of payments.

HIPAA requires payers to move to electronic claim transactions and establish format standards. As HIPAA compliance is now enforceable by fines, the pressure for secure and compliant solutions has become greater than ever.

HIPAA has compelled health plans, clearing houses and other healthcare providers to move to a uniform electronic format. Specifically, HIPAA requires standard electronic formats for the following transactions:

•	Healthcare claims or equivalent encounter information;

•	Healthcare payment and remittance advice;

•	Coordination of benefits when separate plans have differing payment responsibilities;

•	Health claims status when providers inquire about claims they have submitted;

•	Plan enrollment and dis-enrollment;

•	Health plan eligibility;

•	Health plan premium payments;

•	Referral certifications and authorizations;

•	First reports of injuries or illnesses;

•	Health claims attachments used to justify services; and

•	Other transactions the federal government may specify in the future.

We view this highly inefficient market as our primary opportunity. Our solutions and services can significantly decrease the cost of claims processing for both providers and payers, and can also create a new asset class consisting of claims, against which financial institutions can lend.

MARKET STRATEGY

We plan to sell to physician and clinical service group practices, hospitals, rehabilitation centers, nursing homes and certain related practice vendors by using internal and external resources. Internal resources will consist mainly of specialized sales executives with industry knowledge and/or a portfolio of contacts.

Our marketing is based on prioritizing potential subscribers by size, location and density, need for our products and services and distribution opportunities. Accordingly, we expect to focus our marketing efforts in geographic areas that contain high concentrations of prospective clients, such as California. Since part of our business involves management and review of healthcare provider contracts with payers, and their contracts tend to be similar by region, we believe that a concentration of marketing efforts in areas with high concentrations of prospective clients will also reduce costs (for example, by reducing processing of repetitive contract pricing and increasing set-up efficiencies for field reps) as well as increasing revenues.

Media Marketing

Our advertising strategy prioritizes spending to facilitate sales goals. We expect to utilize internal and external resources to develop advertising mediums to open the appropriate sales opportunities, which may include the following:

•	Business-to-business advertising;

•	Search engine and Web-site advertising;

•	Direct marketing;

•	Magazine/trade journal advertising;

•	Trade-show advertising; and

•	Media Advertising (television, radio, billboards, Internet, etc.).

Sales Methods

Sales will be generated by conventional methods, which may include direct sales calls, trade shows, seminars, dinners, Webcasts and direct mail. Lead generation will include internet presence and third party referral sources.

Mr. James Villalobos is currently our director of sales.  Mr. Villalobos’ duties include managing current clients as well as soliciting potential new clients.  As we expand and gain additional customers, James will be responsible for building and managing a sales team to go through a national expansion of iBOS services to medical groups and hospitals country wide.

COMPETITION

The market for medical claims-related products and services is generally highly competitive and subject to constant change as a result of new product introductions, technological developments and market activities of industry participants. We anticipate competition from a number of public and private companies involved in the business of medical claims transaction processing and solutions, including editing engines, claims management and/or practice management systems, clearinghouses, and medical receivable funding companies. We are also aware that other companies offer products and services with some or many features similar to those that we offer and have proven track records across a substantial customer base.  We initially plan to compete on price and service.

PRINCIPAL CUSTOMER

One (1) customer accounted for 100% and 100% of total sales for the fiscal years ended March 31, 2009 and 2008, respectively. A reduction in sales from or loss of such customer would have a material adverse effect on the Company’s results of operations and financial condition.

RESEARCH AND DEVELOPMENT

None.

EMPLOYEES

As of August 13, 2009, the Company has three employees.

OUR OFFICES

Free office space from American Induction Technologies, Inc.

The Company has been provided office space at no cost by American Commercial Lighting, Inc., an entity under common control of the stockholders of the Company, which holds a formal lease to the premises.  No formal lease exists between the Company and American Induction Technologies, Inc.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of the highest paid persons who are officers and directors as a group during our last fiscal year:

Name of individual or identity of group	Capacities in which remuneration was received	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration
Deepak Dandappanavar	Chairman, President and CEO		$0	$0	$0	$0
Ravi Sharma	CFO		$0	$0	$0	$0
James Villalobos	Vice President Sales and Marketing		$0	$0	$0	$0

The Company has not paid any compensation to any officer or director and does not intend to do so until such time as its capital resources are sufficient in the judgment of its Board of Directors.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director and we do not plan to pay any cash or other compensation to any person for serving as a director.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Frank J. Hariton, Esq. owns 200,000 shares of our common stock.

EXPERTS

The financial statements of iBOS Inc. as of March 31, 2009 and 2008 included in this prospectus have been audited by Li & Company, PC, an independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

iBOS Inc.

4879 E. Palma Ave., #201

Anaheim, CA 92807

714-292-1070

www.ibos.com

IBOS, Inc.

March 31, 2009 and 2008

Index to Financial Statements

Contents

                 Page(s)

Report of Independent Registered Public Accounting Firm

44

Balance Sheets

45

Statements of Operations

46

Statement of Stockholders’ Equity

47

Statements of Cash Flows

48

Notes to the Financial Statements

49-56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

IBOS, Inc.

Anaheim, California

We have audited the accompanying balance sheets of IBOS, Inc. (“IBOS” or the “Company”) as of March 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the fiscal years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had an accumulated deficit and a net loss for the fiscal year ended March 31, 2009.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

August 11, 2009

IBOS, INC.

BALANCE SHEETS

	March 31, 2009	March 31, 2008

ASSETS
CURRENT ASSETS:
Cash	$11,511	$1,364
Accounts receivable	64,290	37,513
Prepaid expenses	614	813

Total Current Assets	76,415	39,690

Total Assets	$76,415	$39,690

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$58,012	$10,714
Accrued expenses	7,500	-
Advances from stockholder	4,498	15,451

Total Current Liabilities	70,010	26,165

STOCKHOLDERS' EQUITY:
Preferred stock at $0.0001 par value: 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.0001 par value: 100,000,000 shares authorized,
9,200,000 and 9,000,000 shares issued and outstanding, respectively	920	900
Additional paid-in capital	20,758	7,800
Retained earnings (accumulated deficit)	(15,273)	4,825

Total Stockholders' Equity	6,405	13,525

Total Liabilities and Stockholders' Equity	$76,415	$39,690

See accompanying notes to the financial statements.

IBOS, INC.

STATEMENTS OF OPERATIONS

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	March 31, 2009	March 31, 2008

NET REVENUES	$241,212	$141,780

COST OF SERVICES	228,916	137,844

GROSS PROFIT	12,296	3,936

OPERATING EXPENSES:
Professional fees	19,700	450
General and administrative expenses	3,716	3,529

Total operating expenses	23,416	3,979

LOSS BEFORE INCOME TAXES	(11,120)	(43)

INCOME TAXES	-	800

NET LOSS	$(11,120)	$(843)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.00)

Weighted common shares outstanding
- basic and diluted	9,012,600	9,000,000

See accompanying notes to the financial statements.

IBOS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
For the Fiscal Year Ended March 31, 2009 and 2007

	Common Stock, $0.0001 Par Value		Additional	Retained	Total
	Number of		Paid-in	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity

Balance, March 31, 2007	9,000,000	$900	$7,800	$5,668	$14,368

Net loss				(843)	(843)

Balance, March 31, 2008	9,000,000	900	7,800	4,825	13,525

Net income for the period from April 1, 2008
through March 5, 2009				4,153	4,153

Distribution of retained earnings				(6,000)	(6,000)

Reclassification of undistributed earnings
and income as of March 5, 2009
to additional paid-in capital			2,978	(2,978)	-

Issuance of common stock for services
on March 8, 2009	200,000	20	9,980		10,000

Net loss for the period from March 6, 2009
through March 31, 2009				(15,273)	(15,273)

Balance, March 31, 2009	9,200,000	$920	$20,758	$(15,273)	$6,405

See accompanying notes to the financial statements.

IBOS, INC.

STATEMENTS OF CASH FLOWS

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	March 31, 2009	March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,120)	$(843)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Stock based compensation	10,000
Changes in operating assets and liabilities:
Accounts receivable	(26,777)	(6,992)
Prepaid expenses	199	182
Accounts payable	47,298	(790)
Accrued expenses	7,500	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	27,100	(8,443)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts received from (paid to) stockholder	(10,953)	8,214
Distribution of retained earnings	(6,000)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(16,953)	8,214

NET CHANGE IN CASH	10,147	(229)

Cash at beginning of year	1,364	1,593

Cash at end of year	$11,511	$1,364

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Taxes paid	$-	$-

See accompanying notes to the financial statements.

IBOS, Inc.

March 31, 2009 and 2008

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

IBOS, Inc. (“IBOS” or the “Company”) was incorporated as a Subchapter S corporation on April 11, 2006 under the laws of the State of California.  It was converted into a C corporation, incorporated in the State of Delaware on March 5, 2009, in a transaction in which the newly-formed corporation issued an aggregate of 9,000,000 shares of common stock to the former stockholders of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s stockholders and President and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($900).  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of March 5, 2009.  The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

The company provides web-based comprehensive selection of electronic medical claims processing and collection solutions to the healthcare provider industry.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Fiscal year end

The Company has elected a fiscal year ending on March 31.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Trade accounts receivable

Trade accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  To date, the Company has not charged off any balances as it has yet to exhaust all means of collection.  The Company does not have any off-balance-sheet credit exposure to its customers.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about fair value of Financial Instruments” (“SFAS No. 107”) for disclosures about fair value of its financial instruments and has adopted Financial Accounting Standards Board (“FASB”) No. 157 “Fair Value Measurements” (“SFAS No. 157”) to measure the fair value of its financial instruments.  SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by SFAS No. 157 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

As defined by SFAS No. 107, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.  The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended March 31, 2009 or 2008.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation and equity instruments issued to other than employees for acquiring goods or services

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method for transactions in which the Company obtains employee services in share–based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No. 123R.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company was a Subchapter S corporation, until March 5, 2009 during which time the Company was treated as a pass through entity for federal income tax purposes.  Under Subchapter S of the Internal Revenue Code stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Effective March 6, 2009, the Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of FIN 48.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of March 31, 2009 or 2008.

Recently issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008.  Commencing with its annual report for the year ending March 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 categorizes accounting pronouncements in a descending order of authority.  In the instance of potentially conflicting accounting principles, the standard in the highest category must be used.  This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments.  The Company believes that SFAS 162 will have no impact on their existing accounting methods.

On December 30, 2008, FASB issued FASB Staff Position (“FSP”) No. FAS 132(R)-1, “Employers’ Disclosures About Postretirement Benefit Plan Assets ”, which amends Statement of Financial Accounting Standards No. 132(R), “ Employers’ Disclosures About Pensions and Other Postretirement Benefits” (“SFAS No. 132(R)”) to require more detailed disclosures about plan assets, including investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair value of plan assets consistent with fair value hierarchy model described in SFAS No. 157, “ Fair Value Measurements ”. The Company does not anticipate that the adoption of this statement will have any effect on its financial condition and results of operations since it does not have any postretirement plans.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

In May 2008, FASB issued FASB Statement No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”) to be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  The effect of adoption of SFAS No. 162 on the Company’s financial position and results of operations is not expected to be material.

In May 2009, FASB issued FASB Statement No. 165 “Subsequent events” (“SFAS No. 165”) to be effective for the interim or annual financial periods ending after June15, 2009.  The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, this Statement sets forth: 1. The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. 2.  The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements. 3. The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  The effect of adoption of SFAS No. 165 on the Company’s financial position and results of operations is not expected to be material.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $15,273 at March 31, 2009 and a net loss from operations of $11,120 for the fiscal year ended March 31, 2009, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from stockholders

Advances from stockholders at March 31, 2009 and 2008 consisted of the following:

	March 31, 2009	March 31, 2008
Advances from stockholders	$4,498	$15,451

	$4,498	$15,451

The advances from stockholders bear no interest and have no formal repayment terms.

Free office space from American Induction Technologies, Inc.

The Company has been provided office space at no cost by American Induction Technologies, Inc., an entity under common control of the stockholders of the Company, which holds a formal lease to the premises.  No formal lease exists between the Company and American Induction Technologies, Inc.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

IBOS, Inc., a Subchapter S corporation incorporated on April 11, 2006 under the laws of the State of California, was converted into a C corporation, incorporated in the State of Delaware on March 5, 2009, in a transaction in which the newly-formed corporation issued an aggregate of 9,000,000 shares of common stock to the former stockholders of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s President and stockholders and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($900).

On March 8, 2009, the Company issued 200,000 shares of its common stock for service rendered valued at $10,000 (the estimated fair value on the date of grant).

NOTE 6 – INCOME TAXES

Deferred tax assets

At March 31, 2009, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of $15,273 that may be used to offset future taxable income through the fiscal year ending March 31, 2029.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $5,193 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $5,193.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $5,193 for the period from March 6, 2009 through March 31, 2009.

Components of deferred tax assets as of March 31, 2009 are as follows:

March 31, 2009
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	5,193
Less valuation allowance	(5,193)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from March 6, 2009 through March 31, 2009

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 7 – CONCENTRATIONS AND CREDIT RISK

Customers and Credit Concentrations

One (1) customer accounted for all of the sales and accounts receivable for the fiscal year ended March 31, 2009 and 2008.  A reduction in sales from or loss of such customer would have a material adverse effect on the Company’s results of operations and financial condition.

Vendors and Credit Concentrations

One (1) vendor provided all of the services to our customer on a subcontractor basis and accounted for all of our accounts payable for the fiscal year ended March 31, 2009 and 2008.

NOTE 8 – SUBSEQUENT EVENT

The Company has evaluated all events that occurred after the balance sheet date but before financial statements were available to be issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

For the period from July 6, 2009 through July 27, 2009, the Company sold 320,000 shares of its common stock to 32 individuals at $0.10 per share or $32,000 in aggregate.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

SUMMARY FINANCIAL DATA

USE OF PROCEEDS

SELLING STOCKHOLDERS

DETERMINATION OF OFFERING PRICE

DIVIDEND POLICY

PLAN OF DISTRUBTION

STATE SECURITIES – BLUE SKY LAWS

LIMITATIONS IMPOSED BY REGULATION M

LEGAL PROCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

DESCRIPTION OF CAPITAL STOCK

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NOTE REGARDING FORWARD-LOOKING STATEMENTS

INFLATION

OUR BUSINESS

EXCUTIVE COMPENSATION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

AUDITED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Dealer Prospectus Delivery Obligation

Until _____________ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by iBOS in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC registration fee	$5.80
Accounting fees and expenses	7,500.00
Legal fees and expenses	10,000.00
Miscellaneous	145.20

Total	$17,650

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 7, 2009, we issued 9,000,000 shares of our common stock to Mr. Deepak Dandappanavar, Mr. Ravi Sharma and Mr. James Villalobos in exchange for their ownership interest in iBOS, Inc a California corporation. On March 8, 2009, we issued 200,000 shares of our common stock to Frank J. Hariton, Esq. as a founder for their par value of $0.0001 per share or $20.00. All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) as transactions by an issuer not involving any public offering. All of the shares issued in such transactions bear an appropriate restrictive legend.

During July 2009, 320,000 shares of the Company’s common stock were issued to 32 investors for $32,000 or $0.10 per share. These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. No underwriter or placement agent participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Form of Subscription Agreement
4.2	Specimen Stock Certificate* (To be filed by amendment)
5.1	Opinion of Frank J Hariton
23.1	Consent of Li & Company, PC
23.2	Consent of Frank J. Hariton (included in Exhibit 5.1)

UNDERTAKINGS

We hereby undertake to:

1.  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Anaheim, State of California, on August 13, 2009

iBOS INC.,

By: /s/ Deepak Dandappanavar

Name: Deepak Dandappanavar

Title: Chairman and CEO

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

Deepak Dandappanavar	Chairman, Chief Executive Officer and a Director	08/13/2009
Ravi Sharma	Chief Financial Officer and a Director	08/13/2009
James Villalobos	VP of Sales and Marketing and a Director	08/13/2009